Exhibit 99.1

IMPORTANT NOTICE REGARDING BLACKOUT PERIOD AND
RESTRICTIONS ON YOUR RIGHTS TO TRADE
CAMERON INTERNATIONAL CORPORATION COMMON STOCK DURING THE BLACKOUT PERIOD

To:	All Directors and Executive Officers of Cameron International Corporation

From:	Grace Holmes, Cameron International Corporation, 1333 West Loop South, Suite 1700, Houston, TX

Date:	July 26, 2010
The purpose of this notice is to inform you that the Cameron International Corporation Retirement Savings Plan and Individual Account Retirement Plan for Bargaining Unit Employees at the Cameron International Corporation Buffalo, New York Plant (the “401(k) Plans”) will be entering a blackout period due to a transition from Schwab Retirement Plan Services Company to T. Rowe Price Retirement Plan Services, Inc., as trustee and recordkeeper of the 401(k) Plans. As a result of this transition, there will be a period of time when participants in the 401(k) Plans will be unable to access their accounts to direct or diversify their investments under the 401(k) Plans, including investments in Cameron International Corporation common stock (“Cameron Stock”), or obtain a loan or distribution from the 401(k) Plans. As a director or executive officer of Cameron International Corporation (the “Company”), this blackout of the 401(k) Plans has a direct impact on your ability to trade Cameron Stock regardless of whether or not you participate in the 401(k) Plans or invest in Cameron Stock under the 401(k) Plans.

Under Securities and Exchange Commission (SEC) rules published pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, a director or executive officer generally may not exercise stock options or trade employer securities (including derivative securities such as stock options, restricted stock units, deferred stock units and phantom stock) that were acquired in connection with his or her service as a director or executive officer during a blackout period even if held outside the 401(k) Plans.  This includes discretionary transactions under the Company’s Nonqualified Deferred Compensation Plan and the Deferred Compensation Plan for Non-Employee Directors.  Further, this restriction applies to both direct and indirect acquisitions and dispositions of any employer securities in which you have a pecuniary interest, including trades by family members and others closely related to you.

All shares of Cameron Stock held by you will be presumed to be acquired in connection with your service as a director or executive officer, and, thus, subject to the trading restrictions, unless you can establish by specific identification that the stock was not acquired in connection with your service and this identification is consistent with the treatment of the stock for all other purposes related to the transaction (e.g., for tax purposes). The SEC rules provide a limited number of exemptions from the trading restrictions. If you would like more information regarding these exemptions, please call me at (713) 513-3322 or William C. Lemmer at 713-513-3360.

Violations of the trading restrictions will allow an issuer or a security holder acting on behalf of an issuer to bring an action to recover the profits realized by the director or executive officer. In addition, the SEC may bring an action, including civil injunction proceedings, cease-and-desist actions, civil penalties and all other remedies available to the SEC under the Exchange Act, including, in some cases, criminal penalties.

Key Dates for Prohibition from Trading in Cameron International Corporation Common Stock:

Blackout period is expected to begin	August 27, 2010
Blackout period is expected to end	During the week of September 20, 2010

During these weeks, you can determine whether the blackout period has started or ended by contacting Karen Roller at Cameron at (713) 513-3327 or T. Rowe Price on-line at www.rps.troweprice.com or by calling 1-800-922-9945.  While we anticipate a smooth transition, you will be notified in the unlikely event that an extension of the blackout is needed. Please contact me directly at (713) 513-3322 with any questions you may have regarding this notice.